Exhibit 99.1

Tempo Automation Announces First Quarter Financial Results

SAN FRANCISCO, May 15, 2023 — Tempo Automation Holdings, Inc. (NASDAQ: TMPO, “Tempo Automation” or “Tempo”), a leading software-accelerated electronics manufacturer, announced today its financial results for the first quarter of 2023.

“We continued to see strong customer engagement for our software-accelerated platform across multiple industries,” said Joy Weiss, CEO of Tempo Automation. “We look forward to closing the Optimum transaction and further extending our engagement opportunity across the entire new product design and manufacturing process.”

Financial Highlights:

•	Total revenue was $2.8 million in the first quarter of 2023, compared to $3.9 million in the first quarter of 2022.
•	Net loss in the first quarter of 2023 was $7.4 million, compared to net loss of $12.5 million in the first quarter of 2022.
•	Adjusted EBITDA in the first quarter of 2023 was $(4.1) million, compared to Adjusted EBITDA of $(7.7) million in the first quarter of 2022.

Business Highlights

•	Announced the proposed acquisitions of each of Optimum Design Associates, Inc. and Optimum Design Associates Pty. Ltd. (together “Optimum” and such acquisition, the “Optimum Acquisition”), fast-growing electronic design services companies that add a high-quality, profitable revenue base. Management believes that the Optimum Acquisition provides a significant step toward Tempo’s vision of transforming the speed and quality of electronics prototyping. The Optimum Acquisition is anticipated to close in the late second quarter or early third quarter of 2023. Closing of the Optimum Acquisition is subject to the satisfaction or waiver of customary closing conditions, including Tempo obtaining financing sufficient to fund the cash consideration in the Optimum Acquisition, the receipt of certain regulatory approvals and approval by Nasdaq to list the securities to be issued as consideration in the Optimum Acquisition.
•	Upon completion of the Optimum Acquisition, we will have added valuable resources to an already strong team of experienced engineers. Given the synergies between Optimum’s expertise in developing complex designs and the capability of Tempo’s platform to rapidly manufacture them, we expect to increase the pace at which we can help our customers get their products to market quickly.
•	Tempo will launch trials of its new customer portal this month, which enhances the customer experience and streamlines internal operations. Features include real-time feedback on price estimates for printed circuit board assemblies (PCBA), with visibility to supply chain availability and constraints.
•	In addition to providing an improved customer experience, the portal also automates numerous manual steps in relaying complex customer specifications to the production line, streamlining operations and eliminating costly and time-consuming errors.

Financial Outlook

Due in part to recent market volatility, we have observed a heightened level of caution among our customers and vendors. This, along with the delay in launching the new customer portal, has resulted in slower than expected sales growth. Additionally, we have experienced delays in securing the necessary financing for the Optimum Acquisition, impacting the anticipated closing timeline. As such, we are adjusting our previously announced financial outlook for the full year 2023 as follows:

•	On a standalone basis, Tempo now expects full year revenue to be in the range of $11.0 million to $13.0 million and Adjusted EBITDA to be in the range of $(12.5) million to $(10.5) million.
•	Assuming that the Optimum Acquisition closes by June 30, 2023, Tempo expects full year revenue (including Optimum) to be in the range of $15.6 million to $19.6 million and Adjusted EBITDA to be in the range of $(11.0) million to $(8.0) million. On a full-year pro forma basis, giving effect to the closing of the Optimum Acquisition as of January 1, 2023, Tempo expects full year revenue to be in the range of $21.3 million to $25.3 million and Adjusted EBITDA to be in the range of $(9.0) million to $(6.0) and million.

About Tempo Automation

Tempo is a leading software-accelerated electronics manufacturer, transforming the way top companies innovate and bring new products to market. Tempo Automation’s unique automated manufacturing platform optimizes the complex process of printed circuit board manufacturing to deliver unmatched quality, speed and agility. The platform’s all-digital process automation, data-driven intelligence, and connected smart factory create a distinctive competitive advantage for customers—to deliver tomorrow’s products today. From rockets to robots, autonomous cars to drones, many of the fastest-moving companies in industrial tech, medical technology, space, and other industries partner with Tempo Automation to accelerate innovation and set a new tempo for progress. Learn more at tempoautomation.com.

Use of Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to Tempo’s business, including statements regarding the services offered by Tempo and the markets in which it operates, and the Optimum Acquisition, including statements regarding the benefits of the proposed acquisition and the anticipated timing of the Optimum Acquisition. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the Optimum Acquisition may not be completed in a timely manner or at all, which may adversely affect the price of Tempo’s securities; (ii) the failure to satisfy the conditions to the consummation of the Optimum Acquisition; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement relating to the Optimum Acquisition; (iv) the effect of the announcement or pendency of the Optimum Acquisition on Tempo’s or Optimum’s business relationships, performance, and business generally; (v) risks that the Optimum Acquisition disrupts current plans of Tempo or Optimum and potential difficulties in Tempo or Optimum employee retention as a result of the Optimum Acquisition; (vi) the ability to implement business plans, forecasts, and other expectations after the completion of the Optimum Acquisition, and identify and realize additional opportunities; (vii) the risk of downturns in the highly competitive industry in which Tempo and Optimum operate; (viii) the enforceability of Optimum’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; (ix) the ability of Optimum to protect the intellectual property and confidential information of its customers; (x) risks relating to Tempo’s ability to obtain requisite capital and maintain adequate liquidity to fund the Optimum Acquisition and support business growth; and (xi) other risks and uncertainties described in Tempo’s filings with the SEC, including its past and future periodic reports and other filings. Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of Tempo to be materially different from Tempo’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of today, and Tempo does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting standards in the United States (“GAAP”). However, management believes certain non-GAAP financial measures, including Adjusted EBITDA, provide investors with additional useful information in evaluating our operating performance.

Tempo defines Adjusted EBITDA as net income (loss), adjusted to exclude the effects of stock-based compensation expense, total other income (expense) including the change in fair value of warrants, change in fair value of derivatives and debt, change in fair value of earnout liabilities, forgiveness of loans under the Paycheck Protection Program, provision for income taxes, depreciation and amortization, merger related integration costs associated with the recent business combination between Tempo and Tempo Automation, Inc., restructuring charges and redundant costs which includes cost for personnel whose position have been eliminated as part of a restructuring, and impairment charges related to abandonment of certain section of our operation lease and other one-time or non-recurring charges.

The non-GAAP financial measures contained herein should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and may not be comparable to similarly titled measures used by other companies.

Tempo believes that a quantitative reconciliation of the forward-looking non-GAAP financial measures contained herein to comparable GAAP measures cannot be made available without unreasonable effort due to the forward-looking nature of the estimates contained herein and the nature and complexity of such reconciliation. The forward-looking estimates contained herein are not prepared in accordance with generally accepted accounting standards. Consequently, no reconciliations of the forward-looking non-GAAP financial measures contained herein to the most directly comparable GAAP measures are included. Specifically, the following GAAP adjustments, among others, have not been included in the estimates contained herein: revenue accounting, including identifying the relevant performance obligations, allocating the value of the arrangement to the performance obligations and determining the timing of recognition of the relative fair value assigned to the performance obligations. It is probable that these factors would have a significant impact on Tempo’s projected financial position and results of operations as reported under GAAP.

Contact:

Investor Relations

Lori Barker, Blueshirt Group
lori@blueshirtgroup.com

TEMPO AUTOMATION HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	THREE MONTHS ENDED
	March 31,	March 31,
	2023	2022
Revenue	$2,773	$3,897
Cost of revenue	2,700	3,652
Gross profit	73	245
Operating expenses
Research and development	1,937	3,329
Sales and marketing	1,245	3,219
General and administrative	5,618	4,303
Total operating expenses	8,800	10,851
Loss from operations	(8,727)	(10,606)
Other income (expense), net
Interest expense	(119)	(2,019)
Interest income	77	-
Other income (expense)	930	(4)
Change in fair value of warrants	(272)	128
Change in fair value of debt	2,116	-
Change in fair value of earnout liabilities	(1,392)	-
Total other income (expense), net	1,340	(1,895)
Loss before income taxes	(7,387)	(12,501)
Income tax provision	-	-
Net loss	$(7,387)	$(12,501)
Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	26,331,475	6,748,520
Net loss attributable per share to common stockholders, basic and diluted	(0.28)	(1.85)

TEMPO AUTOMATION HOLDINGS, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in thousands)

	THREE MONTHS ENDED
	March 31,	March 31,
	2023	2022
Net Loss	$(7,387)	$(12,501)
Interest expense	119	2,019
Interest income	(77)	-
Change in fair value of warrants	272	(128)
Change in fair value of debt	(2,116)	-
Change in fair value of earnout liabilities	1,392	-
Other income (expense)	(930)	4
Loss from Operations	(8,727)	(10,606)
Depreciation and Amortization (COGS)	127	131
Depreciation and Amortization (OPEX)	381	455
Stock-based compensation (COGS)	85	167
Stock-based compensation (OPEX)	1,626	698
Merger and acquisition costs (OPEX)	2,417	1,321
Redundant costs (COGS)	4	-
Redundant costs (OPEX)	-	100
Adjusted EBITDA	$(4,087)	$(7,734)

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